ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Inc. Reports Record Fourth Quarter and Full Year 2021 Financial Results

Fourth Quarter 2021 Financial Highlights

•	Net revenues increased 27.1% year over year to $356.3 million
•	Construction and Material Handling revenue of $217.5 million and $138.8 million, respectively
•	Product Support gross profit increased $4.8 million year over year to $37.1 million
•	Net loss of $(1.5) million available to common shareholders compared to loss of $(3.2) million in prior year
•	Adjusted net income per share* basic and diluted $0.03 compared to a loss of $(0.03) in prior year
•	Adjusted EBITDA* grew 53.3% to $37.7 million compared to $24.6 million in Q4 2020

2021 Full Year Financial Highlights

•	Net revenues increased 38.8% year over year to $1,212.8 million
•	Construction and Material Handling revenue of $745.3 million and $467.5 million, respectively
•	Product Support revenue increased $85.9 million year over year to $344.0 million
•	Net loss of $(23.4) million available to common shareholders compared to a loss of $(24.0) million in 2020
•	Adjusted net loss per share* basic and diluted of $(0.15) compared to a loss of $(0.27) in prior year
•	Adjusted EBITDA* grew 44.6% to $120.0 million, exceeding guidance, compared to $83.0 million in 2020
•	Completed six acquisitions to expand geographic footprint and increase presence in existing markets
•	Introduces full year 2022 Adjusted EBITDA guidance of $137 million to $142 million, representing a 16% increase at the midpoint year over year

Livonia, MI. – March 31, 2022 – Alta Equipment Group Inc. (“Alta” or the “Company”) (NYSE: ALTG), a leading provider of premium material handling and construction equipment and related services, today announced financial results for the fourth quarter and full year ended December 31, 2021.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our strong organic growth and operating performance in the fourth quarter and full year reflects our flexible business model and our ability to produce strong financial results in a supply constrained market. Both our Construction and Material Handling business segments delivered consistent year over year revenue growth leading to a 44.6% increase in adjusted EBITDA. Our record level of new and used equipment sales in 2021 are expected to continue to drive future high-margin product support revenue.”

Mr. Greenawalt, concluded, “Looking ahead, we expect to see significant customer demand across all our business segments. The growth in our core markets combined with our expanded capabilities in our material handling business, our entry into the electric vehicle market, and our recent acquisitions position us well for increased profitability and continued success.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Three Months Ended December 31,		Increase (Decrease)		Year Ended December 31,		Increase (Decrease)
	2021	2020	2021 versus 2020		2021	2020	2021 versus 2020
Revenues:
New and used equipment sales	$176.2	$135.1	$41.1	30.4%	$568.8	$410.3	$158.5	38.6%
Parts sales	48.2	37.3	10.9	29.2%	178.5	129.6	48.9	37.7%
Service revenue	42.5	34.4	8.1	23.5%	165.5	128.5	37.0	28.8%
Rental revenue	42.5	35.4	7.1	20.1%	155.5	118.8	36.7	30.9%
Rental equipment sales	46.9	38.2	8.7	22.8%	144.5	86.4	58.1	67.2%
Net revenue	$356.3	$280.4	$75.9	27.1%	$1,212.8	$873.6	$339.2	38.8%

Cost of revenues:
New and used equipment sales	144.7	116.1	28.6	24.6%	478.0	356.4	121.6	34.1%
Parts sales	33.6	25.8	7.8	30.2%	123.4	89.1	34.3	38.5%
Service revenue	20.0	13.6	6.4	47.1%	68.2	49.5	18.7	37.8%
Rental revenue	5.3	5.4	(0.1)	(1.9)%	20.6	20.2	0.4	2.0%
Rental depreciation	22.4	21.3	1.1	5.2%	85.3	68.4	16.9	24.7%
Rental equipment sales	41.2	33.8	7.4	21.9%	122.9	75.5	47.4	62.8%
Cost of revenue	$267.2	$216.0	$51.2	23.7%	$898.4	$659.1	$239.3	36.3%

Gross profit	$89.1	$64.4	$24.7	38.4%	$314.4	$214.5	$99.9	46.6%

Total general and administrative expenses	$80.7	$64.9	$15.8	24.3%	$296.4	$222.6	$74.0	33.2%

Income (loss) from operations	$8.4	$(0.5)	$8.9	(1780.0)%	$18.0	$(8.1)	$25.9	(319.8)%

Total other (expense) income	$(6.0)	$(5.9)	$(0.1)	1.7%	$(35.2)	$(22.5)	$(12.2)	54.2%

Income (loss) before taxes	$2.4	$(6.4)	$8.8	(137.5)%	$(17.2)	$(30.6)	$13.7	(44.8)%

Income tax provision (benefit)	3.1	(3.2)	6.3	(196.9)%	3.6	(6.6)	7.1	(107.6)%
Net loss	$(0.7)	$(3.2)	$2.5	(78.1)%	$(20.8)	$(24.0)	$6.6	(27.5)%

Preferred stock dividends	(0.8)	—	(0.8)	100%	(2.6)	—	(2.5)	100%
Net loss available to common shareholders	$(1.5)	$(3.2)	$1.7	(53.1)%	$(23.4)	$(24.0)	$4.1	(17.1)%

Recent Business Highlights:

•

The Company acquired the assets of Ambrose Equipment, LLC on December 31, a privately held equipment distributor and the Northeast’s premier asphalt equipment dealer for more than 33 years, with locations in New Hampshire and Massachusetts.

•

Alta acquired Ginop Sales, Inc. on December 31, a privately held equipment distributor with three locations in Northern Michigan. This acquisition extended Alta’s construction equipment footprint to ten locations in Michigan and enhanced its relationship with Kubota, a world-class OEM.

•

On December 1, the Company closed a deal to acquire the assets of Midwest Mine Services. Midwest Mine Services designs, fabricates, and installs full aggregate processing plants for quarries, mines and recycling operations throughout the United States and is well-established in the Ohio and Michigan markets.

•

Alta closed the acquisition of Gibson Machinery on October 1, a premium equipment distributor, based in Ohio. Gibson grew Alta’s presence in the Midwest and added several new original equipment manufacturing partners while presenting an opportunity to expand its service operations in the Midwest region.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

•

Alta expanded its Nikola dealer network after it was awarded the Arizona sales and service territory which further expanded Alta’s dealer territory with Nikola beyond the New York, New Jersey, eastern Pennsylvania, and New England markets.

Acquisition Activity in 2021:

•

Alta completed a total of six acquisitions across the Material Handling and Construction businesses in 2021 that were consistent with the Company’s growth strategy of further penetrating existing markets, expanding its geographic footprint, and increasing its product lines and OEM relationships. These accretive acquisitions have also contributed $329 million in revenue and $33 million in adjusted EBITDA since the Company’s IPO in February of 2020.

Full Year 2022 Financial Guidance:

•

The Company introduced an adjusted EBITDA guidance range of between $137 million and $142 million, net of new equipment floorplan interest for the full year 2022, representing a 16% increase over the prior year at the midpoint.

Conference Call Information:

Alta will discuss its fourth quarter and full year 2021 results via live webcast and teleconference today at 5:00 p.m. Eastern Time. A live webcast of the call can be found on the investor relations portion of the Company's website at https://Investors.altaequipment.com. For a live audio teleconference, please dial (844) 200-6205 (domestic), or (929) 526-1599 (international), with conference ID #802972 to access the conference call at least five minutes prior to the 5:00 p.m. Eastern Time start time. Once connected with the operator, request access to the Alta Equipment Group Fourth Quarter and Full Year 2021 Earnings Call.

A live replay of the call will also be available on the investor relations portion of the Company's website at https://Investors.altaequipment.com. An audio replay will be available between 8:00 p.m. Eastern Time, March 31, 2022, and 12:59 p.m. Eastern Time, April 14, 2022, by calling (866) 813-9403, with conference ID # 372149.

Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://Investors.altaequipment.com.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment, and other material handling and construction equipment. Alta has operated as an equipment dealership for 37 years and has developed a branch network that includes over 60 total locations across Michigan, Illinois, Indiana, New England, New York, Ohio, Virginia, and Florida. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altaequipment.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 outbreak or future epidemics on our business; federal, state, and local budget uncertainty, especially as it relates to infrastructure projects; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on The New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet investments or internal reorganizations;  and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income (loss), and Adjusted basic and diluted net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted net income (loss) is defined as net income (loss) adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income (loss). Our presentation of Adjusted EBITDA, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Bob Jones / Taylor Krafchik

Ellipsis

IR@altg.com

(646) 776-0886

Media:

Glenn Moore

Alta Equipment

glenn.moore@altg.com

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

(in millions, except share and per share amounts)	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$2.3	$1.2
Accounts receivable, net of allowances of $10.7 and $7.1 as of December 31, 2021 and December 31, 2020, respectively	182.7	137.8
Inventories, net	239.2	229.0
Prepaid expenses and other current assets	24.4	13.6
Total current assets	448.6	381.6

PROPERTY AND EQUIPMENT, NET	344.5	311.9
OPERATING LEASE RIGHT-OF-USE ASSETS	102.6	—
OTHER ASSETS
Goodwill	41.9	24.3
Intangible assets, net	43.4	26.3
Other assets	1.6	2.1
Total other assets	86.9	52.7
TOTAL ASSETS	$982.6	$746.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Lines of credit, net	$98.4	$157.7
Floor plan payable – new equipment	114.2	127.6
Floor plan payable – used and rental equipment	40.6	29.8
Current portion of long-term debt	2.6	8.7
Accounts payable	73.5	58.9
Customer deposits	16.7	9.3
Accrued expenses	39.3	30.1
Current operating lease liabilities	16.2	—
Other current liabilities	19.1	12.2
Total current liabilities	420.6	434.3

LONG-TERM LIABILITIES
Long-term debt, net of current portion	310.0	135.0
Finance lease obligations, net of current portion	9.0	0.6
Deferred revenue, net of current portion	4.2	4.9
Guaranteed purchase obligations, net of current portion	5.2	7.6
Long-term operating lease liabilities	88.4	—
Other liabilities	3.6	6.9
Deferred tax liability	6.9	—
TOTAL LIABILITIES	$847.9	$589.3
CONTINGENCIES - NOTE 14
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, 1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share, issued and outstanding at December 31, 2021 and December 31, 2020	$—	$—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 32,363,376 issued and outstanding at December 31, 2021, 30,018,502 issued and outstanding at December 31, 2020	—	—
Additional paid-in capital	217.4	216.2
Treasury stock	(5.9)	(5.9)
Accumulated deficit	(76.8)	(53.4)
TOTAL STOCKHOLDERS’ EQUITY	134.7	156.9
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$982.6	$746.2

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share and per share amounts)	2021	2020	2021	2020
Revenues:
New and used equipment sales	$176.2	$135.1	$568.8	$410.3
Parts sales	48.2	37.3	178.5	129.6
Service revenue	42.5	34.4	165.5	128.5
Rental revenue	42.5	35.4	155.5	118.8
Rental equipment sales	46.9	38.2	144.5	86.4
Net revenue	$356.3	$280.4	$1,212.8	$873.6
Cost of revenues:
New and used equipment sales	144.7	116.1	478.0	356.4
Parts sales	33.6	25.8	123.4	89.1
Service revenue	20.0	13.6	68.2	49.5
Rental revenue	5.3	5.4	20.6	20.2
Rental depreciation	22.4	21.3	85.3	68.4
Rental equipment sales	41.2	33.8	122.9	75.5
Cost of revenue	$267.2	$216.0	$898.4	$659.1
Gross profit	$89.1	$64.4	$314.4	$214.5
General and administrative expenses	76.5	62.8	285.9	216.0
Depreciation and amortization expense	4.2	2.1	10.5	6.6
Total general and administrative expenses	80.7	64.9	296.4	222.6
Income (loss) from operations	$8.4	$(0.5)	$18.0	$(8.1)
Other (expense) income
Interest expense, floor plan payable – new equipment	(0.3)	(0.5)	(1.7)	(2.3)
Interest expense – other	(6.1)	(5.6)	(22.3)	(21.5)
Other income	0.4	0.2	0.7	8.9
Loss on extinguishment of debt	—	—	(11.9)	(7.6)
Total other (expense) income	$(6.0)	$(5.9)	$(35.2)	$(22.5)
Income (loss) before taxes	$2.4	$(6.4)	$(17.2)	$(30.6)
Income tax provision (benefit)	3.1	(3.2)	3.6	(6.6)
Net loss	$(0.7)	$(3.2)	$(20.8)	$(24.0)
Preferred stock dividends	(0.8)	—	(2.6)	—
Net loss available to common shareholders	$(1.5)	$(3.2)	$(23.4)	$(24.0)
Basic loss per share	$(0.05)	$(0.11)	$(0.74)	$(0.90)
Diluted loss per share	$(0.05)	$(0.11)	$(0.74)	$(0.90)
Basic weighted average common shares outstanding	32,363,376	29,364,410	31,706,329	26,612,982
Diluted weighted average common shares outstanding	32,363,376	29,310,674	31,706,329	26,612,982

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(amounts in millions)	2021	2020
OPERATING ACTIVITIES
Net loss	$(20.8)	$(24.0)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	95.8	75.0
Amortization of debt discount and debt issuance costs	2.0	1.8
Imputed interest	0.2	0.1
Gain on sale of assets	(0.1)	—
Gain on sale of rental equipment	(21.6)	(10.9)
Inventory obsolescence	0.9	1.0
Provision for bad debt	4.2	4.3
Loss on debt extinguishment	11.9	7.6
Share based compensation	1.2	6.7
Repayment of paid-in-kind interest	—	(11.2)
Changes in deferred taxes	3.6	(6.6)
Changes in:
Accounts receivable	(40.7)	(1.5)
Inventories	(154.1)	(136.5)
Proceeds from sale of rental equipment	144.5	86.4
Prepaid expenses and other assets	(10.7)	(5.3)
Proceeds from floor plans with manufacturers	381.4	338.1
Payments under floor plans with manufacturers	(396.0)	(376.1)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	30.2	15.8
Leases, deferred revenue and other liabilities	(1.2)	0.3
Net cash provided by (used in) operating activities	$30.7	$(35.0)
INVESTING ACTIVITIES
Proceeds from the sale of assets	2.3	1.4
Expenditures for rental equipment	(42.3)	(41.5)
Expenditures for property and equipment	(8.1)	(4.4)
Expenditures for guaranteed purchase obligations	(1.9)	(3.4)
Expenditures for acquisitions, net of cash acquired	(63.4)	(180.0)
Net cash used in investing activities	$(113.4)	$(227.9)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	(1.7)	(2.7)
Extinguishment of floor plans and line of credit	—	(132.9)
Extinguishment of long-term debt	(153.1)	(82.0)
Redemption of former shareholder notes payable	—	(6.7)
Extinguishment of warrant liability	—	(29.6)
Proceeds from lines of credit	323.0	428.7
Payments under lines of credit	(382.4)	(262.6)
Proceeds from floor plans with unaffiliated source	105.3	87.7
Payments under floor plans with unaffiliated source	(110.1)	(80.9)
Proceeds from issuance of long-term debt, net	—	149.4
Proceeds from issuance of notes	310.2	—
Preferred dividends paid	(2.6)	—
Payment of promissory note	(1.0)	—
Payments on long-term debt	(1.9)	(6.8)
Payments on finance lease obligations	(1.9)	(1.1)
Equity proceeds from reverse recapitalization, net	—	175.7
Proceeds from issuance of common stock, net	—	4.0
Proceeds from issuance of preferred stock, net	—	28.2
Proceeds from disgorgement of short swing profits	—	1.6
Repurchases of common stock	—	(5.9)
Net cash provided by financing activities	$83.8	$264.1

NET CHANGE IN CASH	1.1	1.2

Cash, Beginning of year	1.2	—
Cash, End of period	$2.3	$1.2
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$20.2	$29.3

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31,		Year Ended December 31,
(amounts in millions)	2021	2020	2021	2020
Net loss	$(1.5)	$(3.2)	$(23.4)	$(24.0)
Depreciation and amortization	26.6	23.4	95.8	75.0
Interest expense	6.4	6.1	24.0	23.8
Income tax provision (benefit)	3.1	(3.2)	3.6	(6.6)
EBITDA (1)	$34.6	$23.1	$100.0	$68.2
Transaction costs (2)	1.0	1.0	2.0	4.9
Loan administration fees (3)	0.1	0.1	0.4	0.4
Non-cash adjustments (4)	0.3	0.3	1.0	1.0
Loss on debt extinguishment (5)	—	—	11.9	7.6
Share-based incentives (6)	0.3	0.3	1.2	10.1
Other expenses (7)	0.7	0.5	2.3	0.9
Insurance Proceeds (8)	—	—	—	(8.0)
Preferred stock dividend (9)	0.8	—	2.6	—
Showroom-Ready Equipment Interest Expense (10)	(0.1)	(0.7)	(1.4)	(2.1)
Adjusted EBITDA (1)	$37.7	$24.6	$120.0	$83.0
Pro Forma EBITDA—Acquisitions (11)	2.7	4.6	14.1	15.7
Adjusted Pro Forma EBITDA (1)	$40.4	$29.2	$134.1	$98.7

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except share and per share amounts)	2021	2020	2021	2020
Net loss	$(1.5)	$(3.2)	$(23.4)	$(24.0)
Transaction costs (2)	1.0	1.0	2.0	4.9
Loan administration fees (3)	0.1	0.1	0.4	0.4
Non-cash adjustments (4)	0.3	0.3	1.0	1.0
Loss on debt extinguishment (5)	—	—	11.9	7.6
Share-based incentives (6)	0.3	0.3	1.2	10.1
Other expenses (7)	0.7	0.5	2.3	0.9
Insurance Proceeds (8)	—	—	—	(8.0)
Adjusted net income (loss) available to common stockholders (1)	$0.9	$(1.0)	$(4.6)	$(7.1)
Adjusted basic net income (loss) per share (1)	$0.03	$(0.03)	$(0.15)	$(0.27)
Adjusted diluted net income (loss) per share (1)	$0.03	$(0.03)	$(0.15)	$(0.27)
Basic weighted average common shares outstanding	32,363,376	29,364,410	31,706,329	26,612,982
Diluted weighted average common shares outstanding	32,564,958	29,364,410	31,706,329	26,612,982

(1)	Represents Non-GAAP measure
(2)	Includes expenses related to the acquisitions and capital raising activities and public company preparation costs
(3)	Debt administration fees associated with debt refinancing activities
(4)	Non-cash adjustments related to deferred rent expenses
(5)	Represents expenses of debt extinguishments related to refinancing activities of the business combination in February 2020 and debt modification in Q2 2021
(6)	Reflects equity-based compensation expenses which includes February 2020 business combination related activities
(7)	Other expenses primarily related to severance payments
(8)	Key-man life insurance proceeds
(9)	Expenses related to preferred stock dividend payments
(10)	Represents interest expense associated with showroom-ready new and used equipment interest included in total interest expense above
(11)	Pro forma EBITDA of acquisitions completed in 2020 and forward, assuming each was acquired as of January 1, 2020